UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2019

Date of Report (Date of earliest event reported)

FOREVERGREEN WORLDWIDE CORPORATION (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	000-26973 (Commission File Number)	87-062170 (IRS Employer Identification No.)
632 NORTH 2000 WEST, SUITE 101, LINDON, UTAH (Address of principal executive offices)		84042 (Zip code)

Registrant’s telephone number, including area code:  (801) 655-5500

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12-b-2 of this chapter).

                                        Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                              [   ]

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of ForeverGreen Worldwide Corporation (the “Company”) accepted the resignation of Dennis K. Foster from the offices of Treasurer and Chief Financial Officer, effective June 10, 2019.  Mr. Foster resigned from his positions for personal reasons.  Mr. Foster has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 18, 2019 the Board appointed Allen K. Davis to the office of Chief Executive Officer and appointed Jeanette K. Foss to the offices of Chief Financial Officer and Treasurer.

Allen K. Davis is 57 years old and has had over 25 years of experience as general counsel and/or compliance, operations and executive management in the direct selling industry.  From June 2019 to September 2019 Mr. Davis served as Chief Operations Manager for the Company’s wholly-owned subsidiary, ForeverGreen International, LLC.  In this position he managed operations, finance and IT.  From November 2018 to June 2019 he was a consultant for Davis & Associates, which provided consulting services related to legal and operational issues of various companies.   From October 2018 to the present he has been the owner and CEO of Qnigue, an online marketplace that markets and sells dietary supplements and personal care products.  From September 2016 through October 2018, he was CEO of Tavala, a company which sold weight loss products and other dietary and personal care products.  From November 2015 to August 2016 he was the CEO of Divvee.Social, a new affiliate-based marketing company with an online shopping experience.  From February 2015 to November 2015 he served as General Counsel and VP Operations for TruVision Health.  Mr. Davis received a Juris Doctorate from J. Reuben Clark Law School and a Bachelor of Arts – Economics from Brigham Young University.

Jeanette K. Foss is 48 years old.  From 1998 to the present she has been self-employed and offered financial and accounting services in different industries to non-profits and for profit entities.  From January 2018 to November 2018 she served as Chief Financial Officer of Eatery Essentials, a company providing paper and plastic products which had over $34 million in revenues.  From October 2016 through April 2017 she served as Plant Controller for Wastequip, Toter Division, an international manufacturing company which built carts.  From September 2015 through October 2016 she served as Controller, North America, for Davey Bickford USA, Inc., a company that provided detonators and blasting systems.  From August 2014 through August 2015 she was the Controller for DevonWay, Inc., a global SaaS startup.

Neither Mr. Davis nor Ms. Foss is related to any affiliate of the Company and neither have been involved in any related party transactions involving the Company’s executive officers, directors, more than 5% stockholders, or immediate family members of these persons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2019	By: /s/ Allen K. Davis Allen K. Davis Chief Executive Officer

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